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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of BrightStar Information Technology Group, Inc. on Form S-1 of our report for SCS Unit Trust dated December 19, 1997, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading of "Experts" in such Prospectus.

DELOITTE TOUCHE TOHMATSU
Melbourne, Australia


March 23, 1998